Prospectus Supplement No. 2 (To Prospectus dated April 15, 2003)	Filed Pursuant to Rule 424(b)(3) and (c) SEC File No. 333-104119

27,281,687 Shares
Common Stock

     This is a supplement to the prospectus, dated April 15, 2003 forming a part of the Registration Statement on Form S-3 (Registration No. 333-104119) filed by Aradigm Corporation relating to the offering and sale by selling stockholders of Aradigm (or by donees, pledgees, transferees and other successors in interest that receive such shares as a gift, pledge, partnership distribution or other non-sale transfer) of up to 27,281,687 shares of our common stock, which includes 4,016,124 shares of common stock issuable to the selling stockholders upon the exercise of warrants to purchase common stock. This prospectus supplement should be read in conjunction with the prospectus, and this prospectus supplement is qualified by reference to the prospectus, except to the extent that the information provided by this prospectus supplement supersedes the information contained in the prospectus.

     The purpose of this prospectus supplement is to supplement the information set forth in the Prospectus regarding the selling security holders and to replace the selling security holder table set forth in the Prospectus Supplement No. 1 filed with the Securities and Exchange Commission on June 9, 2003. The table below includes (1) a correction to the footnote set forth in the prospectus for Penn Footwear Co., (2) the change in the holdings for New Enterprise Associates 10, Limited Partnership to reflect the distribution of an aggregate of 4,000,000 additional shares of our common stock to its partners and (3) for the selling security holders who received shares from New Enterprise Associates in this distribution:

•	their name

•	the shares of common stock beneficially owned as of June 17, 2003

•	the shares of our common stock offered under the Prospectus

•	the shares of our common stock owned after the offering

     All of the information regarding beneficial ownership was furnished to us by or on behalf of the selling security holders. Beneficial ownership of the common stock listed in the table has been determined in accordance with the applicable rules and regulations under the Exchange Act of 1934.

			Number of Shares Being
	Shares Owned Prior to Offering		Offered	Shares Owned After Offering

Security Holders	Number (1)	Percent (1)		Number	Percent (2)

Penn Footwear Co. (3)	930,378	1.6%	930,378	—	--
New Enterprise Associates 10, Limited Partnership (4)	9,080,373	14.7	2,198,605	6,881,768	11.2%
NEA Partners 10, Limited Partnership	70,027	*	70,027	—	—
California State Teachers Retirement System	344,393	*	344,393	—	—
Washington State Investment Board	331,478	*	331,478	—	—
BSNEA I, L.L.C	301,343	*	301,343	—	—
California Emerging Ventures II, LLC	226,007	*	226,007	—	—
Procific	150,672	*	150,672	—	—
Commonwealth of Pennsylvania State Employees’ Retirement System	105,471	*	105,471	—	—
J.P. Morgan Pooled Venture Capital Institutional Investors II LLP	105,408	*	105,408	—	—
Boston Safe Deposit and Trust, not individually but solely in its capacity as trustee of the Lucent Technologies Inc. Master Pension Trust	103,318	*	103,318	—	—
HarbourVest Partners VI-Partnership Fund L.P.	95,569	*	95,569	—	—
The Chase Manhattan Bank, as Trustee for First Plaza Group Trust	86,098	*	86,098	—	—
Top Tier Investments, LLC	86,098	*	86,098	—	—
Deutsche Banc Alex Brown Venture Investors Portfolio, LLC	75,336	*	75,336	—	—
Danske Private Equity Partners K/S by Danske Private Equity A/S, its general partner	68,879	*	68,879	—	—
Crossroads Constitution Limited Partnership	60,269	*	60,269	—	—
Mellon Bank, N.A., as Trustee for the Bell Atlantic Master Trust	60,268	*	60,268	—	—
CDB Web Tech International LP	60,268	*	60,268	—	—
Asset Management Private Equity, L.P.	60,268	*	60,268	—	—
The Norinchukin Bank	60,268	*	60,268	—	—
State Teachers Retirement System of Ohio	60,268	*	60,268	—	—
Salomon Smith Barney Venture Opportunities Fund III, L.P.	60,268	*	60,268	—	—
Pension Reserves Investment Management Board	51,659	*	51,659	—	—
Virginia Retirement System	51,659	*	51,659	—	—
Citigroup Employee Fund of Funds I, L.P.	45,290	*	45,290	—	—
Partners Group Private Equity Performance Holding Limited	45,201	*	45,201	—	—
Private Equity Technology Partners III, C.V.	45,201	*	45,201	—	—
Saratoga Investments, LP	45,201	*	45,201	—	—
University Technology Ventures, L.P.	45,201	*	45,201	—	—
Old Westbury Venture Capital Fund II, LLC	39,349	*	39,349	—	—
Fort Washington Private Equity Investors III, L.P.	34,439	*	34,439	—	—

			Number of Shares Being
	Shares Owned Prior to Offering		Offered	Shares Owned After Offering

Security Holders	Number (1)	Percent (1)		Number	Percent (2)

Barr Foundation	34,439	*	34,439	—	—
Mellon Bank, N.A., solely in its capacity as Trustee for the Bayer Corporation Master Trust, (as directed by Bayer Corporation), and not in its individual capacity	34,439	*	34,439	—	—
Northwestern University	34,439	*	34,439	—	—
Wilshire U.S. Private Markets Fund IV, L.P. (A)	34,439	*	34,439	—	—
Pine Street I Holdings LLC	31,325	*	31,325	—	—
DLJ Private Equity Partners Fund II, L.P.	31,124	*	31,124	—	—
The New Mexico State Investment Council Land Grant Permanent Fund	30,285	*	30,285	—	—
BSNEA II, L.L.C	30,135	*	30,135	—	—
BSNEA IV, L.L.C	30,135	*	30,135	—	—
Catherine M. Conover	30,135	*	30,135	—	—
Castle Private Equity (International) plc	30,135	*	30,135	—	—
Bankers Trust as a Trustee for an Undisclosed Limited Partner	30,135	*	30,135	—	—
Robert and Ruth Halperin Foundation	30,135	*	30,135	—	—
Lansforsakringar Liv Forsakringsaktiebolag (publ)	30,135	*	30,135	—	—
LGT Capital Invest Limited	30,135	*	30,135	—	—
Pearl Holding Limited	30,135	*	30,135	—	—
Private Equity Investor PLC	30,135	*	30,135	—	—
Private Equity Portfolio Fund III, LLC	30,135	*	30,135	—	—
U.A. Local 467 Pension Trust Fund	30,135	*	30,135	—	—
BancBoston Investments Inc.	26,518	*	26,518	—	—
J.P. Morgan Pooled Venture Capital Private Investors II LLC	26,467	*	26,467	—	—
DAF Global, LLC	26,135	*	26,135	—	—
Fairview Ventures Fund I, L.P.	25,829	*	25,829	—	—
Meyer Memorial Trust	24,108	*	24,108	—	—
BSC Venture Fund LLC	20,919	*	20,919	—	—
Abbott Capital Private Equity Fund III, L.P., by Abbott Capital Management, LLC, its Investment Manager	20,664	*	20,664	—	—
Commonfund Capital Venture Partners VI, L.P.	20,664	*	20,664	—	—
Thomas Weisel Global Growth Partners (B), L.P.	19,549	*	19,549	—	—
Pomona Partnership Holdings III Portfolio, LP	17,683	*	17,683	—	—
Alaska State Pension Investment Board by Abbott Capital Management, LLC, its Investment Manager	17,220	*	17,220	—	—
Tucker Anthony Private Equity Fund IV L.P.	17,220	*	17,220	—	—
Cornell University	17,220	*	17,220	—	—
Credit Suisse First Boston Guernsey Branch	17,220	*	17,220	—	—
Alfred I. DuPont Trust	17,220	*	17,220	—	—
The Ford Foundation	17,220	*	17,220	—	—
Iowa Public Employees’ Retirement System	17,220	*	17,220	—	—
The Mohawk River Fund II L.P.	17,220	*	17,220	—	—

			Number of Shares Being
	Shares Owned Prior to Offering		Offered	Shares Owned After Offering

Security Holders	Number (1)	Percent (1)		Number	Percent (2)

Montagu Newhall Global Equity Partners LP	17,220	*	17,220	—	—
Pensioenfonds Metaal en Techniek	17,220	*	17,220	—	—
Kleinwort Benson (Channel Islands) Limited as Custodian for Preferential II Limited	17,220	*	17,220	—	—
Barings (Ireland) Limited as Custodian for Schroder Private Equity Funds plc	17,220	*	17,220	—	—
SVB Strategic Investors Fund, L.P.	17,220	*	17,220	—	—
U.S. Bancorp Piper Jaffray Private Equity Partners I, L.P.	17,220	*	17,220	—	—
Utah Retirement Systems, by Abbott Capital Management, LLC, its Investment Manager	17,220	*	17,220	—	—
The Rector & Visitors of the University of Virginia (A)	17,220	*	17,220	—	—
BSNEA III, L.L.C	19,067	*	15,067	4,000	*
Georgia Tech Foundation, Inc.	15,067	*	15,067	—	—
Rockefeller Brothers Fund, Inc.	15,067	*	15,067	—	—
Rockefeller Foundation	15,067	*	15,067	—	—
Southwestern Medical Foundation	15,067	*	15,067	—	—
3Com Ventures, Inc.	15,067	*	15,067	—	—
Citigroup Pension Plan	15,067	*	15,067	—	—
Crown Premium Private Equity Technology Ventures SICAV	15,067	*	15,067	—	—
W.K. Kellogg Foundation Trust	15,067	*	15,067	—	—
John S. and James L. Knight Foundation	15,067	*	15,067	—	—
Boston Safe Deposit and Trust Company, solely in its capacity as Trustee of The Kroger Co. Master Retirement Trust, (as directed by The Kroger Co.), and not in its individual capacity	15,067	*	15,067	—	—
MSD Portfolio LP — Investments	15,067	*	15,067	—	—
myCFO Investment Partners I, L.P.	15,067	*	15,067	—	—
Nider Investments, LLC	15,067	*	15,067	—	—
Oberlin College	15,067	*	15,067	—	—
QP Investments LLC	15,067	*	15,067	—	—
RMF Private Equity Fund 2001, L.P.	15,067	*	15,067	—	—
Professor Richard Sapper	15,067	*	15,067	—	—
Vega Invest (Guernsey), Limited	15,067	*	15,067	—	—
Citigroup Employee Fund of Funds (Master Fund) I, L.P.	14,980	*	14,980	—	—
The New Mexico State Investment Council Severance Tax Permanent Fund	14,919	*	14,919	—	—
Employees’ Retirement System of the State of Hawaii, by Abbott Capital Management, LLC, its Investment Manager	13,776	*	13,776	—	—
Ewing Marion Kauffman Foundation	13,776	*	13,776	—	—
Nortel Networks, Inc.	13,776	*	13,776	—	—
AC Private Equity Corp.	13,561	*	13,561	—	—
Northern Trust Company, Trustee Bristol-Myers Squibb Master Trust	13,067	*	13,067	—	—

			Number of Shares Being
	Shares Owned Prior to Offering		Offered	Shares Owned After Offering

Security Holders	Number (1)	Percent (1)		Number	Percent (2)

UBS Global Asset Management Trust Company as Trustee of The Brinson Partnership Fund Trust - 2001 Primary Fund	12,963	*	12,963	—	—
Alcyon Ltd.	12,915	*	12,915	—	—
Johns Hopkins University	12,054	*	12,054	—	—
2000 Champion Ventures (Q), LP	11,021	*	11,021	—	—
The Travelers Indemnity Company	10,045	*	10,045	—	—
Adams Street Partnership Fund - 2002 U.S. Fund	9,723	*	9,723	—	—
Pratt Street Ventures XIII, LLC	9,040	*	9,040	—	—
Frank Russell Global Private Equity Fund of Funds, L.P.	8,610	*	8,610	—	—
The Bunting Family II, LLC	8,610	*	8,610	—	—
California Institute of Technology	8,610	*	8,610	—	—
Carnegie Mellon University	8,610	*	8,610	—	—
Trustees of the Cheyne Walk Trust	8,610	*	8,610	—	—
Community Foundation Silicon Valley	8,610	*	8,610	—	—
Glenmede Private Equity Fund II LLC	8,610	*	8,610	—	—
G. Grandchildren 1986 Trust George P. Levendis, Trustee	8,610	*	8,610	—	—
Northern Trust Company as Trustee for the Illinois Municipal Retirement Fund, by Abbott Capital Management, LLC, its Investment Manager	8,610	*	8,610	—	—
The James Irvine Foundation	8,610	*	8,610	—	—
Board of Fire & Police Pensions Commissioners of the City of Los Angeles, by Abbott Capital Management, LLC, as Investment Manager	8,610	*	8,610	—	—
Munder NetNet Fund, a series of The Munder Funds, Inc.	8,610	*	8,610	—	—
Novell, Inc.	8,610	*	8,610	—	—
Pension Private Equity K/S II	8,610	*	8,610	—	—
University of Pittsburgh — of the Commonwealth System of Higher Education	8,610	*	8,610	—	—
The Northern Trust Company as Trustee of the Vulcan Materials Company Master Pension Trust	8,610	*	8,610	—	—
University of Washington	8,610	*	8,610	—	—
Capita Trust Company Limited as Trustee of Westport US Private Equity Fund II	8,610	*	8,610	—	—
The President and Trustees of Williams College	8,610	*	8,610	—	—
Wilshire Australia Private Markets Fund	8,610	*	8,610	—	—
Wilshire IAM Fund, L.P.	8,610	*	8,610	—	—
Commerce & Industry Company	7,850	*	7,850	—	—
HarbourVest Partners VI-Parallel Partnership Fund L.P.	7,749	*	7,749	—	—
EFG Trust II, Edward M. Glassmeyer, Trustee	7,534	*	7,534	—	—
Emont Ltd.	7,534	*	7,534	—	—
522 Fifth Avenue Fund, L.P.	7,517	*	7,517	—	—

			Number of Shares Being
	Shares Owned Prior to Offering		Offered	Shares Owned After Offering

Security Holders	Number (1)	Percent (1)		Number	Percent (2)

UBS Global Asset Management Trust Company as Trustee of The Brinson Partnership Fund Trust - 2002 Secondary Fund	6,956	*	6,956	—	—
Trustees of Amherst College	6,888	*	6,888	—	—
Trustees of Boston University	6,888	*	6,888	—	—
Kleinwort Benson (Channel Islands) Limited as Custodian for MC Partners Limited	6,888	*	6,888	—	—
Frank Russell Capital/OMERS, L.P.	6,888	*	6,888	—	—
Private Equity Access Fund II, LLC	6,780	*	6,780	—	—
David A. Stamm	6,780	*	6,780	—	—
Bayview (NEA10), L.P.	6,629	*	6,629	—	—
Thomas Weisel Global Growth Partners (A), L.P.	6,280	*	6,280	—	—
Katherine S. Ingalls	6,027	*	6,027	—	—
James T. McManus	6,027	*	6,027	—	—
O-S Ventures	6,027	*	6,027	—	—
Theresa W. and Robert J. Ryan, Joint Tenants	6,027	*	6,027	—	—
Bayview 2000, L.P.	6,027	*	6,027	—	—
Joshua S. Boger	6,027	*	6,027	—	—
Edward M. Cluss, Jr. and Patricia A. Cluss	6,027	*	6,027	—	—
FEA II, L.P.	6,027	*	6,027	—	—
Fox Family Portfolio Partnership	6,027	*	6,027	—	—
Legacy I, LLC	6,027	*	6,027	—	—
The Queen’s Health Systems	6,027	*	6,027	—	—
Saal Family Partners, L.P.	6,027	*	6,027	—	—
Pradeep S. Sindhu	6,027	*	6,027	—	—
Board of Trustees of the Leland Stanford Junior University	6,027	*	6,027	—	—
Zisman Equities Group, L.P.	6,027	*	6,027	—	—
Brinson Partnership Fund Program Entity A	5,875	*	5,875	—	—
Standish Ventures V LLC	5,756	*	5,756	—	—
Morris Ventures	5,726	*	5,726	—	—
B&S 2002-C GmbH	5,682	*	5,682	—	—
Lauer & Co. Agent for: Pew Memorial Trust	5,682	*	5,682	—	—
Brinson Partnership Fund - 2001 Primary Fund, L.P.	5,393	*	5,393	—	—
Alps Investment LLC	5,166	*	5,166	—	—
Paul or Evelyn Baran, as trustee of the PAUL AND EVELYN BARAN AGRMT of 23 May 1984	5,166	*	5,166	—	—
Calconn Private Equities II, LLC	5,166	*	5,166	—	—
Munder Future Technology Fund, a series of The Munder Funds, Inc.	5,166	*	5,166	—	—
PEI Capital Partners, L.P. II	5,166	*	5,166	—	—
Pension Plan of Piper Marbury Rudnick & Wolfe LLP	5,166	*	5,166	—	—
Rensselaer Polytechnic Institute	5,166	*	5,166	—	—
The Rose Hills Foundation	5,166	*	5,166	—	—
Stuart Foundation	5,166	*	5,166	—	—

			Number of Shares Being
	Shares Owned Prior to Offering		Offered	Shares Owned After Offering

Security Holders	Number (1)	Percent (1)		Number	Percent (2)

Walton Investment IV, LLC	5,166	*	5,166	—	—
The Travelers Insurance Company	5,022	*	5,022	—	—
KFLP-II Limited Partnership	4,821	*	4,821	—	—
ING Pomona Private Equity Fund	4,773	*	4,773	—	—
Woodbrook MB LP	4,735	*	4,735	—	—
Hobart Family Limited #7	4,520	*	4,520	—	—
EDS Retirement Plan Trust	4,518	*	4,518	—	—
PEI Capital Partners, L.P.	4,305	*	4,305	—	—
The 2001 Primary Brinson Partnership Fund Offshore Series Company Ltd.	4,116	*	4,116	—	—
Picotte Venture Capital Fund I, LLC	3,616	*	3,616	—	—
Private Equity Portfolio Technology Fund, LLC	3,616	*	3,616	—	—
State Universities Retirement System	7,344	*	3,444	3,900	*
Iceship & Co. by State Street Bank & Trust Co. as Trustee for the Brown & Williamson Tobacco Master Retirement Plan	3,444	*	3,444	—	—
Caravan Trust	3,444	*	3,444	—	—
Comerica Capital Advisors Incorporated	3,444	*	3,444	—	—
Siguler Guff Advisors, L.L.C. on behalf of a client	3,444	*	3,444	—	—
Munder @ Vantage Fund	3,444	*	3,444	—	—
Timothy J. Rink	3,444	*	3,444	—	—
Stewardship Foundation	3,444	*	3,444	—	—
Venture Capital Private Equity Fund	3,444	*	3,444	—	—
Thomas Weisel Strategic Opportunities Partners, L.P.	3,444	*	3,444	—	—
Pomona Partnership Holdings III, LP	3,373	*	3,373	—	—
Cornish & Carey Commercial Venture Fund, LLC	3,013	*	3,013	—	—
Jennifer Bergantino	3,013	*	3,013	—	—
Dahl Family Trust dated 10/31/89 as amended 5/3/90, Robert K Dahl, trustee	3,013	*	3,013	—	—
Giancarlo Family Trust U/D/T 11/2/98, Charles Giancarlo, Trustee	3,013	*	3,013	—	—
Malcolm Hecht, Jr. Revocable Trust B	3,013	*	3,013	—	—
Hemant Kanakia	3,013	*	3,013	—	—
Hemant Kanakia, GRAT	3,013	*	3,013	—	—
Mario M. Morino Trust	3,013	*	3,013	—	—
Family Neukermans Trust U/A DTD 01/21/93 Armand Neukermans & Eliane Neukermans, Trustees	3,013	*	3,013	—	—
James D. Norrod	3,013	*	3,013	—	—
The Pivotal Trust dated 7/20/2000	3,013	*	3,013	—	—
A. Brooke Seawell	3,013	*	3,013	—	—
D.R. Stephens Separate Property Trust UAD May 1, 1983 D.R Stephens, Trustee	3,013	*	3,013	—	—
Jeannette Symons Living Trust	3,013	*	3,013	—	—
Richard L. Thompson	3,013	*	3,013	—	—
Phil White	3,013	*	3,013	—	—

			Number of Shares Being
	Shares Owned Prior to Offering		Offered	Shares Owned After Offering

Security Holders	Number (1)	Percent (1)		Number	Percent (2)

John M. McQuillan IRA Rollover	3,013	*	3,013	—	—
Joseph W. Alsop	3,013	*	3,013	—	—
Morteza Ejabat Trust	3,013	*	3,013	—	—
Robert A. Ellis Revocable Trust	3,013	*	3,013	—	—
Michael J. Homer, Trust	3,013	*	3,013	—	—
K&M Family Partners Ltd.	3,013	*	3,013	—	—
Leslie Investments, LLC	3,013	*	3,013	—	—
Jonathan MacQuitty	3,013	*	3,013	—	—
The Poizner Family Trust dated 3/3/98, Stephen L. Poizner, Trustee	3,013	*	3,013	—	—
Saal Family Foundation	3,013	*	3,013	—	—
Thomas H. Scholl	3,013	*	3,013	—	—
Tomasetta Family Partnership, L.P.	3,013	*	3,013	—	—
2000 Champion Ventures, LP	2,755	*	2,755	—	—
Brinson Partnership Fund - 2002 Secondary Fund, L.P.	2,672	*	2,672	—	—
Orange County Employees Retirement System	2,583	*	2,583	—	—
The 2002 Secondary Brinson Partnership Fund Offshore Series Company Ltd.	2,260	*	2,260	—	—
Northern Trust Bank as Trustee for W. Clement Stone Children’s Trust Norman C. Stone Trust Share	2,260	*	2,260	—	—
Avondale LLC	2,260	*	2,260	—	—
Whitemarsh Associates	2,260	*	2,260	—	—
DLJ Multi-Manager Private Equity Fund, L.P.	2,135	*	2,135	—	—
Erik T. Engelson, Trustee of the Erik T. Engelson Trust UDT, dated March 29, 2000	1,958	*	1,958	—	—
ABB Anlagestiftung — Private Equity World 1	1,722	*	1,722	—	—
BDB Family L.P.	1,722	*	1,722	—	—
BNA Associates, L.P.	1,722	*	1,722	—	—
Mary Morse Cargill Revocable Trust	1,722	*	1,722	—	—
Chestnut Investor, LLC	1,722	*	1,722	—	—
Entrepreneurs Endowment Fund LLC	1,722	*	1,722	—	—
Glynn Investment Co. LLC	1,722	*	1,722	—	—
KKP Holdings LLC	1,722	*	1,722	—	—
Meresman Investments LLC	1,722	*	1,722	—	—
Living Trust of Stephens F. Millard 9/16/91	1,722	*	1,722	—	—
Morgan Venture Fund LLC	1,722	*	1,722	—	—
Quattrone Family Trust UTA DTD 9/4/91	1,722	*	1,722	—	—
Kanwal S. Rekhi and Ann H Rekhi as Trustees of the Rekhi Family Trust DTD 12/15/89	1,722	*	1,722	—	—
Trustees of the Ronald Family Trust B	1,722	*	1,722	—	—
The Rector & Visitors of the University of Virginia (B)	1,722	*	1,722	—	—
Boston & Co. A/C# WERF 1963002	1,722	*	1,722	—	—
Francis H. Zenie	1,722	*	1,722	—	—
Bayshore Boulevard Associates, LLC	1,507	*	1,507	—	—
Boutros Family Trust UAD 5/23/00	1,507	*	1,507	—	—

			Number of Shares Being
	Shares Owned Prior to Offering		Offered	Shares Owned After Offering

Security Holders	Number (1)	Percent (1)		Number	Percent (2)

William J.B. Brady III	1,507	*	1,507	—	—
Arthur & Barbara Friedman Revocable Trust	1,507	*	1,507	—	—
Marion H. MacMillan Family Trust	1,507	*	1,507	—	—
Metcalfe Family Trust, John Metcalfe and Valerie Metcalfe, Trustees	1,507	*	1,507	—	—
1996 Stradford-Wunderlich Rev. Trust	1,507	*	1,507	—	—
The Alexander Living Trust	1,507	*	1,507	—	—
Kim B. Edwards	1,507	*	1,507	—	—
Francine Gani 2002 Living Trust	1,507	*	1,507	—	—
Marcel Gani 2002 Living Trust	1,507	*	1,507	—	—
Daniel L. Harple, Jr.	1,507	*	1,507	—	—
The JGA Trust under agreement dtd 9/18/00, Joseph Ansanelli, Trustee	1,507	*	1,507	—	—
Mahendra Kaul	1,507	*	1,507	—	—
Bernard M. Kramer, M.D., Inc. Profit Sharing Plan	1,507	*	1,507	—	—
Milagro de Ladera, L.P.	1,507	*	1,507	—	—
Sara Ostrofsky	1,507	*	1,507	—	—
Ronald S. Posner	1,507	*	1,507	—	—
The Ramsay Family Trust DTD 10/17/94	1,507	*	1,507	—	—
N & A Raza Revocable Trust UAD 03-22-97	1,507	*	1,507	—	—
Stone Family Trust — Share B	1,507	*	1,507	—	—
Robert P. Taylor and Anne D. Kaiser	1,507	*	1,507	—	—
Ronald J. Vidal	1,507	*	1,507	—	—
Yock Family Revocable Trust Dated 7/21/93 as the Separate Property of Paul G. Yock	1,507	*	1,507	—	—
Thiry-O’Leary Living Trust Dated March 8, 1990	1,378	*	1,378	—	—
Emerson Street Ventures, a California Limited Partnership	1,291	*	1,291	—	—
Michael E. Herman Revocable Trust	1,291	*	1,291	—	—
Frank M. Fischer	1,206	*	1,206	—	—
Paul C. Nehra, MD	1,206	*	1,206	—	—
Lauer & Co. Agent for: J.H. Pew Freedom Trust	1,205	*	1,205	—	—
DLJ PEP II Employee Fund, L.P.	1,180	*	1,180	—	—
Buuck Family Limited Partnership by Wells Fargo Bank MN N.A as custodian for Robert E Buuck, General Partner	1,119	*	1,119	—	—
Richard M. Berkeley	1,055	*	1,055	—	—
R. David Dicioccio, Jr.	1,055	*	1,055	—	—
Malcolm Hecht, Jr. Revocable Trust A	904	*	904	—	—
Robert W. Frick	904	*	904	—	—
George Trust dated 7/27/00	904	*	904	—	—
Pivan Nigam and Ruma Nigam, Co-Trustees of the Nigam Living Trust u/t/a dated September 16, 1999	904	*	904	—	—
Robert K. Anderson	861	*	861	—	—
Rod A. Beckstrom Trust U/D/T 11/21/95	861	*	861	—	—

			Number of Shares Being
	Shares Owned Prior to Offering		Offered	Shares Owned After Offering

Security Holders	Number (1)	Percent (1)		Number	Percent (2)

Gary Bowen	861	*	861	—	—
BPE Institutional Partners G.m.b.H	861	*	861	—	—
Gregory 1993 Investment Trust U/A DTD 7/21/93, David J Gregory, Trustee	861	*	861	—	—
Hillcrest Capital Investors LLC	861	*	861	—	—
Komisar/Dunn Family Trust	861	*	861	—	—
Jay T. Last	861	*	861	—	—
Menlo School	861	*	861	—	—
William G. Myers Roth IRA	861	*	861	—	—
Orion QP Ventures III L.P.	861	*	861	—	—
Marc Ostrofsky	861	*	861	—	—
Henry A. Plain, Jr. and Lisa M. Plain, Trustees The Plain Family Trust, U/D/T dated September 7, 1994	861	*	861	—	—
Neil J. Rappaport and Susan J. Rappaport, Trustee of the Rappaport Family rust, dated March 31, 1997	861	*	861	—	—
John T. Sakai	861	*	861	—	—
Daniel S. Simpkins	861	*	861	—	—
Swingyer Partners	861	*	861	—	—
Lauer & Co. Agent for: Mabel Pew Myrin Trust	775	*	775	—	—
International Capital Partners, Inc. Profit-Sharing Trust	753	*	753	—	—
44 Eastview Family LLC	753	*	753	—	—
Sanjiv Ahuja	753	*	753	—	—
Bernal Family Trust UDT dated November 3, 1995, Ronald Daniel Bernal & Pamela Mayer Bernal Trustees	753	*	753	—	—
Robert J. Carpenter	753	*	753	—	—
Gayle Crowell	753	*	753	—	—
Kirk A. Cruikshank & Bette Lee Cruikshank, Trustees, Cruikshank Family Trust 10/1/97	753	*	753	—	—
Stuart M. Gordon	753	*	753	—	—
The Gregory C. Gretsch Trust, Gregory C. Gretsch, Trustee	753	*	753	—	—
Joe E. Kiani	753	*	753	—	—
Stanard T. Klinefelter	753	*	753	—	—
John R. Mashey	753	*	753	—	—
James A. McDonald	753	*	753	—	—
The Parulkar Family Revocable Trust of 12/29/99, Guru
Parulkar, Trustee	753	*	753	—	—
WUCO Capital LLC	753	*	753	—	—
Donald L. Thiry Trust dated 4/7/82	689	*	689	—	—
Buuck Family Foundation by Wells Fargo Bank MN N.A. as Agent for Robert E. Buuck, President	603	*	603	—	—
Lauer & Co. Agent for : J.N. Pew Trust	603	*	603	—	—
Julian A. Brodsky	602	*	602	—	—

			Number of Shares Being
	Shares Owned Prior to Offering		Offered	Shares Owned After Offering

Security Holders	Number (1)	Percent (1)		Number	Percent (2)

Van Dyke Partners	602	*	602	—	—
James W. Bullock	602	*	602	—	—
David Cheriton	602	*	602	—	—
James Friedman	602	*	602	—	—
Michael D. Lesh	602	*	602	—	—
Seth Lieber	602	*	602	—	—
Francis A. Moody	602	*	602	—	—
The Babak & Lisa Marie Yazdani Trust UTA dtd 4/27/00	602	*	602	—	—
Paul L.Gomory, Jr. Trust	517	*	517	—	—
G. Kirk Raab	517	*	517	—	—
Meng Partners	452	*	452	—	—
Daniel P. Finkelman	452	*	452	—	—
Mohammed N. Islam	452	*	452	—	—
Robert J. McGovern	452	*	452	—	—
Maurice Werdegar	1,930	*	430	1,500	*
Brody Family Trust U/T/D 8/15/86	430	*	430	—	—
Daniel Burstein	430	*	430	—	—
Chadwick H. Carpenter, Jr.	430	*	430	—	—
Key Capital Corporation	430	*	430	—	—
Sheila R. Kresch	430	*	430	—	—
Thomas H. Layton or his sucessor under the Thomas H. Layton Separate Property Revocable Trust, November 29, 1999, as amended	430	*	430	—	—
Joseph A. Liemandt	430	*	430	—	—
Audrey MacLean and Michael Clair, as trustees, or their successors, of the Audrey MacLean and Michael Clair Trust
Agreement UAD 12/1/90	430	*	430	—	—
Makower Family Trust U/D/T dated 5/6/97	430	*	430	—	—
Trust u/w William C. Whitridge	430	*	430	—	—
Peter D. Behrendt	376	*	376	—	—
Peter D. Fenner & Nancy R. Fenner, as Trustees of the Peter D. Fenner & Nancy R. Fenner Living Trust dated 2/2/99	344	*	344	—	—
Fontaine Revocable Living Trust DTD 3/23/84	344	*	344	—	—
Lauer & Co. Agent for: The Medical Trust	344	*	344	—	—
The Edward C. Oldfield, Jr. RLT dtd 11-18-96 Edward C Oldfield, Jr. Trustee	344	*	344	—	—
Ramaswami Family Revocable Trust	344	*	344	—	—
Vrolyk Family Trust U/A DTD 11/20/84, as amended John R. and Tamisie Honey Vrolyk, Trustees	344	*	344	—	—
Barbara A. Cannon	301	*	301	—	—
Silverleaf Partners LLC	301	*	301	—	—
The Per A. Suneby Revocable Trust	301	*	301	—	—
Horst R. Adam	301	*	301	—	—
William Michael Fagen	301	*	301	—	—

			Number of Shares Being
	Shares Owned Prior to Offering		Offered	Shares Owned After Offering

Security Holders	Number (1)	Percent (1)		Number	Percent (2)

David F. Foster	301	*	301	—	—
Hsing-Chung Lee	301	*	301	—	—
Oak Stone Ventures, LLC	301	*	301	—	—
Orlando W. Springs	301	*	301	—	—
Richard A. Redelfs	258	*	258	—	—
The Goodman Family Trust	172	*	172	—	—
Kamran Sistanizadeh	172	*	172	—	—
Wilshire U.S. Private Markets Fund IV, L.P. (B)	172	*	172	—	—
Stanford T. and Donna M. Young, as community property	172	*	172	—	—
522 Fifth Avenue Fund, L.P. - 2002 Program	114	*	114	—	—

*	Less than one percent (1%)

(1)	The shares of common stock owned prior to the offering equals the sum of (a) shares of common stock, (b) shares of common stock issuable upon conversion of shares of Series A preferred stock and (c) shares of common stock issuable upon exercise of warrants. Percentages are based on 59,203,660 shares of our common stock that were outstanding (on an as-converted to common stock basis) on June 17, 2003. In calculating the percentage for each selling security holder, the shares represented by item (b) above are included in the denominator of the shares outstanding for that selling security holder but are not included in the denominator for any other person.

(2)	Percentages are based on 59,203,660 shares of our common stock that were outstanding (on an as-converted to common stock basis) on June 17, 2003.

(3)	Includes 170,885 shares of common stock issuable upon exercise of warrants.

(4)	Includes 2,448,562 shares of common stock issuable upon exercise of warrants (including a warrant to purchase 2,198,605 shares of common stock received in connection with the warrant repricing agreement), , including warrants to purchase 999 shares of common stock held by NEA Ventures 2001, L.P. In addition, includes 9,998 shares held by NEA Ventures 2001, L.P. Also includes 1,033,057 shares of our Series A Preferred Stock that are convertible at any time into 4,132,228 shares of Common Stock. According to a Schedule 13D Amendment No. 1 dated April 25, 2002, and filed jointly by New Enterprise Associates 10, Limited Partnership (“NEA 10”), NEA Partners 10, Limited Partnership, Stewart Alsop, James Barrett, Peter J. Barris, Robert T. Coneybeer, Nancy L. Dorman, Ronald H. Kase, C. Richard Kramlich, Thomas C. McConnell, Peter T. Morris, Charles W. Newhall III, Mark W. Perry, Scott D. Sandell and Eugene A. Trainor III, each of the aforementioned general partners of NEA 10 has shared dispositive and shared voting power with respect to the shares held by NEA 10. Each of the aforementioned disclaims beneficial ownership as to the shares held by NEA 10, except to the extent of their pecuniary interest therein. John Nehra is a member of our board of directors and a limited partner of NEA Partners 10, Limited Partnership, the general partner of NEA 10.

     We may from time to time supplement or amend the Prospectus to reflect the required information concerning and transferee, pledgee, donee or successor to the selling security holders named in the prospectus.

The date of this Prospectus Supplement is June 20, 2003.